EXHIBIT 99.1

Consolidated Communications Reports Third Quarter 2020 Results

Stable and improved Adjusted EBITDA and revenue trends reflecting resiliency of the business

Global refinancing strengthened balance sheet resulting in lowered leverage and increased liquidity

Strategic investment accelerates fiber expansion plans enabling a transformation and return to growth

Third Quarter 2020 Highlights (compared to third quarter 2019)

  Revenue totaled $327.1 million, generating increased Adjusted EBITDA of $132.2 million, up 1.0 percent
  Consumer Broadband revenue grew 2.6 percent, representing the sixth consecutive growth quarter
  Commercial and Carrier Data-Transport revenue grew 1.6 percent; lit buildings increased 12.5 percent
  Operating expenses, excluding depreciation and amortization, were reduced by $7.2 million or 3.3 percent
  Free Cash Flow increased $39.6 million; $128.9 million year-to-date
  Net debt leverage improved to 4.01x, from 4.33x at Dec. 31, 2019

MATTOON, Ill., Oct. 29, 2020 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) (the “Company” or “Consolidated”) reported results for the third quarter 2020.

“Consolidated’s very solid third quarter results demonstrate both the resiliency of our business and strong execution on improving revenue trends, growing adjusted EBITDA and strengthening the balance sheet,” said Bob Udell, president and chief executive officer of Consolidated Communications. “Revenue growth trends in both broadband and data-transport services sequentially and year-over-year combined with lower operating expenses contributed to our strong third quarter results.”

“We’ve made great progress with our capital allocation plan having successfully completed a global debt refinance which extends maturities, significantly increases liquidity and strengthens our balance sheet, enabling us to immediately pivot and implement our growth plans.”

“Our new capitalization coupled with the strategic investment from Searchlight Capital Partners enables us to accelerate our fiber expansion plans and upgrade more than 1 million passings bringing significant benefits to customers. This multi-year, build plan will put us on a path to return to overall revenue growth,” concluded Udell.

Financial Results for the Third Quarter

  Revenue totaled $327.1 million, a decline of 1.9 percent compared to the third quarter 2019.
    Data and transport service revenue increased 1.6 percent or $1.4 million;
    Broadband revenue increased 2.6 percent or $1.7 million;
    Voice services revenue across all customer channels improved 400 basis points and declined 4.3 percent or $4.0 million; and
    Network access revenues declined $2.2 million primarily due to declines in special access.
  Income from operations increased $13.8 million and totaled $37.4 million in the third quarter of 2020. The change was primarily due to operating expense reductions of $7.2 million offsetting revenue declines. Depreciation and amortization expense declined $12.8 million primarily due to certain acquired assets, which became fully depreciated.
  Net interest expense was $31.7 million, down $2.6 million from the same period last year, primarily due to declines in variable interest rates on the term loan and repurchases on the Company’s 6.50 percent Senior Notes in prior periods.
  Cash distributions from the Company’s wireless partnerships totaled $12.3 million, up $1.4 million from a year ago.
  Other income was $13.5 million compared to income of $11.2 million one year ago primarily due to a reduction in non-operating pension/OPEB expense of $2.0 million.
  On a GAAP basis, net income was $14.6 million, compared to $389,000 for the same period last year. GAAP net income per share was $0.20. Adjusted diluted net income (loss) per share excludes certain items as outlined in the table provided in this release. Adjusted diluted net income per share was $0.23 in the third quarter of 2020, compared to $0.06 in the third quarter of 2019.
  Adjusted EBITDA was $132.2 million, an increase of 1 percent compared to $131.0 million in the third quarter last year.
  The total net debt to last 12-month Adjusted EBITDA ratio improved to 4.0x, as the Company continued to execute on its delever-first strategy and build cash on the balance sheet. Pro forma for the recapitalization announced on Oct. 2, resulted in net debt leverage of 3.5x.
  Capital expenditures totaled $56 million in the third quarter driven by success-based, fiber and wireless tower projects and broadband network investments.

Conference Call

Consolidated’s third-quarter earnings conference call will be webcast today at 10 a.m. ET. The live webcast and materials will be available on the Investor Relations section of the Company’s website at http://ir.consolidated.com. The live conference call dial-in number for investors and analysts is 1-877-374-3981, conference ID 7219487. A telephonic replay of the conference call will be available through Nov. 5 and can be accessed by calling 855-859-2056.

About Consolidated Communications

Consolidated Communications Holdings, Inc. (NASDAQ: CNSL) is a leading broadband and business communications provider serving consumers, businesses, and wireless and wireline carriers across rural and metro communities and a 23-state service area. Leveraging an advanced fiber network spanning 46,300 fiber route miles, Consolidated Communications offers a wide range of communications solutions, including: high-speed Internet, data, phone, security, managed services, cloud services and wholesale, carrier solutions. From our first connection 125 years ago, Consolidated is dedicated to turning technology into solutions, connecting people and enriching how they work and live. Visit www.consolidated.com for more information.

Use of Non-GAAP Financial Measures

This press release, as well as the conference call, includes disclosures regarding “EBITDA,” “adjusted EBITDA,” “total net debt to last twelve month adjusted EBITDA ratio,” “free cash flow” and “adjusted diluted net income (loss) per share,” all of which are non-GAAP financial measures and described in this section as not being in compliance with Regulation S-X. Accordingly, they should not be construed as alternatives to net cash from operating or investing activities, cash and cash equivalents, cash flows from operations, net income or net income per share as defined by GAAP and are not, on their own, necessarily indicative of cash available to fund cash needs as determined in accordance with GAAP. In addition, not all companies use identical calculations, and the non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. A reconciliation of the differences between these non-GAAP financial measures and the most directly comparable financial measures presented in accordance with GAAP is included in the tables that follow.

Adjusted EBITDA is comprised of EBITDA, adjusted for certain items as permitted or required by the lenders under our credit agreement in place at the end of each quarter in the periods presented. The tables that follow include an explanation of how adjusted EBITDA is calculated for each of the periods presented with the reconciliation to net income. EBITDA is defined as net earnings before interest expense, income taxes, depreciation and amortization on a historical basis.

We present adjusted EBITDA for several reasons. Management believes adjusted EBITDA is useful as a means to evaluate our ability to fund our estimated uses of cash (including interest on our debt). In addition, we have presented adjusted EBITDA to investors in the past because it is frequently used by investors, securities analysts and other interested parties in the evaluation of companies in our industry, and management believes presenting it here provides a measure of consistency in our financial reporting. Adjusted EBITDA, referred to as Available Cash in our credit agreement, is also a component of the restrictive covenants and financial ratios contained in our credit agreement that requires us to maintain compliance with these covenants and limit certain activities, such as our ability to incur debt. The definitions in these covenants and ratios are based on adjusted EBITDA after giving effect to specified charges. In addition, adjusted EBITDA provides our board of directors with meaningful information, with other data, assumptions and considerations, to measure our ability to service and repay debt. We present the related “total net debt to last twelve month adjusted EBITDA ratio” principally to put other non-GAAP measures in context and facilitate comparisons by investors, security analysts and others; this ratio differs in certain respects from the similar ratio used in our credit agreement. These measures differ in certain respects from the ratios used in our senior notes indenture.

These non-GAAP financial measures have certain shortcomings. In particular, adjusted EBITDA does not represent the residual cash flows available for discretionary expenditures, since items such as debt repayment and interest payments are not deducted from such measure. Because adjusted EBITDA is a component of the ratio of total net debt to last twelve month adjusted EBITDA, these measures are also subject to the material limitations discussed above. In addition, the ratio of total net debt to last twelve month adjusted EBITDA is subject to the risk that we may not be able to use the cash on the balance sheet to reduce our debt on a dollar-for-dollar basis. Management believes this ratio is useful as a means to evaluate our ability to incur additional indebtedness in the future.

Free cash flow represents net cash provided by operating activities adjusted for capital expenditures, cash dividends and proceeds received from the sale of assets. Free cash flow is a measure of operating cash flows available for corporate purposes after providing sufficient fixed asset additions. The tables that follow include a calculation of free cash flow for each of the periods presented with a reconciliation to net cash provided by operating activities. Free cash flow provides useful information to investors in the evaluation of our operating performance and liquidity.

We present the non-GAAP measure “adjusted diluted net income (loss) per share” because our net income (loss) and net income (loss) per share are regularly affected by items that occur at irregular intervals or are non-cash items. We believe that disclosing these measures assists investors, securities analysts and other interested parties in evaluating both our company over time and the relative performance of the companies in our industry.

Safe Harbor

Certain statements in this press release are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These forward-looking statements reflect, among other things, our current expectations, plans, strategies, and anticipated financial results. There are a number of risks, uncertainties, and conditions that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. These risks and uncertainties include a number of factors related to our business, including the uncertainties relating to the impact of the novel coronavirus (COVID-19) pandemic on the Company’s business, results of operations, cash flows, stock price and employees; the possibility that any of the anticipated benefits of the strategic investment from Searchlight or our refinancing of outstanding debt, including our senior secured credit facilities, will not be realized; the outcome of any legal proceedings that may be instituted against the Company or its directors; the ability to obtain regulatory approvals and meet other closing conditions to the investment on a timely basis or at all, including the risk that regulatory approvals required for the investment are not obtained on a timely basis or at all, or are obtained subject to conditions that are not anticipated or that could adversely affect the Company or the expected benefits of the investment; the anticipated use of proceeds of the strategic investment; economic and financial market conditions generally and economic conditions in our service areas; various risks to the price and volatility of our common stock; changes in the valuation of pension plan assets; the substantial amount of debt and our ability to repay or refinance it or incur additional debt in the future; our need for a significant amount of cash to service and repay the debt restrictions contained in our debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with our possible pursuit of acquisitions; system failures; cyber-attacks, information or security breaches or technology failure of ours or of a third party; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; new or changing tax laws or regulations; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of our network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes in the telecommunications industry; and liability and compliance costs regarding environmental regulations; and risks associated with discontinuing paying dividends on our common stock. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements are discussed in more detail in our filings with the SEC, including our reports on Form 10-K and Form 10-Q. Many of these circumstances are beyond our ability to control or predict. Moreover, forward-looking statements necessarily involve assumptions on our part. These forward-looking statements generally are identified by the words “believe,” “expect,” “anticipate,” “estimate,” “project,” “intend,” “plan,” “should,” “may,” “will,” “would,” “will be,” “will continue” or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company and its subsidiaries to be different from those expressed or implied in the forward-looking statements. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements that appear throughout this press release.  Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we disclaim any intention or obligation to update or revise publicly any forward-looking statements. You should not place undue reliance on forward-looking statements.

Investor and Media Contact

Jennifer Spaude, Consolidated Communications
Phone: 507-386-3765
jennifer.spaude@consolidated.com

Consolidated Communications Holdings, Inc.
Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)
(Unaudited)
	Sept. 30,	Dec. 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$99,719	$12,395
Accounts receivable, net	119,076	120,016
Income tax receivable	5,175	2,669
Prepaid expenses and other current assets	42,473	41,787
Total current assets	266,443	176,867

Property, plant and equipment, net	1,782,183	1,835,878
Investments	111,555	112,717
Goodwill	1,035,274	1,035,274
Customer relationships, net	126,081	164,069
Other intangible assets	10,557	10,557
Other assets	51,735	54,915
Total assets	$3,383,828	$3,390,277

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22,385	$30,936
Advance billings and customer deposits	50,045	45,710
Accrued compensation	61,804	57,069
Accrued interest	15,195	7,874
Accrued expense	89,871	75,406
Current portion of long-term debt and finance lease obligations	23,827	27,301
Total current liabilities	263,127	244,296

Long-term debt and finance lease obligations	2,193,828	2,250,677
Deferred income taxes	185,017	173,027
Pension and other post-retirement obligations	272,023	302,296
Other long-term liabilities	78,257	72,730
Total liabilities	2,992,252	3,043,026

Shareholders' equity:
Common stock, par value $0.01 per share; 100,000,000 shares authorized, 73,057,683 and 71,961,045, shares outstanding as of September 30, 2020 and December 31, 2019, respectively	731	720
Additional paid-in capital	497,722	492,246
Accumulated deficit	(27,594)	(71,217)
Accumulated other comprehensive loss, net	(85,896)	(80,868)
Noncontrolling interest	6,613	6,370
Total shareholders' equity	391,576	347,251
Total liabilities and shareholders' equity	$3,383,828	$3,390,277

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019

Net revenues	$327,066	$333,326	$977,904	$1,005,507
Operating expenses:
Cost of services and products	144,428	146,636	421,717	438,735
Selling, general and administrative expenses	65,066	70,100	197,679	222,615
Depreciation and amortization	80,220	93,048	244,024	289,595
Income from operations	37,352	23,542	114,484	54,562
Other income (expense):
Interest expense, net of interest income	(31,661)	(34,250)	(95,215)	(103,270)
Gain on extinguishment of debt	-	1,121	234	1,370
Other income, net	13,467	11,180	38,529	27,510
Income (loss) before income taxes	19,158	1,593	58,032	(19,828)
Income tax expense (benefit)	4,576	1,204	13,892	(5,719)
Net income (loss)	14,582	389	44,140	(14,109)
Less: net income attributable to noncontrolling interest	72	132	243	286

Net income (loss) attributable to common shareholders	$14,510	$257	$43,897	$(14,395)

Net income (loss) per basic and diluted common shares attributable to common shareholders	$0.20	$-	$0.60	$(0.21)

Consolidated Communications Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
OPERATING ACTIVITIES
Net income (loss)	$14,582	$389	$44,140	$(14,109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	80,220	93,048	244,024	289,595
Deferred income taxes	-	639	-	639
Cash distributions from wireless partnerships in excess of (less than) earnings	857	(349)	1,001	(1,561)
Pension and post-retirement contributions in excess of expense	(13,681)	(11,649)	(29,666)	(24,261)
Non-cash, stock-based compensation	2,263	1,928	5,487	5,240
Amortization of deferred financing	1,222	1,240	3,628	3,679
Gain on extinguishment of debt	-	(1,121)	(234)	(1,370)
Other adjustments, net	(255)	(4)	(4,485)	791
Changes in operating assets and liabilities, net	30,421	1,254	33,455	(10,006)
Net cash provided by operating activities	115,629	85,375	297,350	248,637
INVESTING ACTIVITIES
Purchase of property, plant and equipment, net	(55,978)	(64,575)	(152,215)	(184,343)
Proceeds from sale of assets	904	140	6,977	14,343
Proceeds from sale of investments	-	-	426	329
Other	-	-	-	(450)
Net cash used in investing activities	(55,074)	(64,435)	(144,812)	(170,121)
FINANCING ACTIVITIES
Proceeds from issuance of long-term debt	-	45,000	40,000	152,000
Payment of finance lease obligations	(2,124)	(2,932)	(7,243)	(9,743)
Payment on long-term debt	(4,588)	(45,588)	(93,763)	(142,763)
Repurchase of senior notes	-	(21,692)	(4,208)	(25,986)
Dividends on common stock	-	-	-	(55,445)
Net cash used in financing activities	(6,712)	(25,212)	(65,214)	(81,937)
Net change in cash and cash equivalents	53,843	(4,272)	87,324	(3,421)
Cash and cash equivalents at beginning of period	45,876	10,450	12,395	9,599
Cash and cash equivalents at end of period	$99,719	$6,178	$99,719	$6,178

Consolidated Communications Holdings, Inc.
Consolidated Revenue by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Commercial and carrier:
Data and transport services (includes VoIP)	$90,153	$88,756	$269,297	$265,420
Voice services	45,343	46,606	136,838	141,812
Other	10,909	11,828	33,027	40,394
	146,405	147,190	439,162	447,626
Consumer:
Broadband (VoIP and Data)	67,163	65,456	196,806	192,609
Video services	18,452	20,463	56,796	61,540
Voice services	42,775	45,487	129,072	136,601
	128,390	131,406	382,674	390,750

Subsidies	18,064	18,025	54,587	54,318
Network access	32,009	34,211	93,947	105,000
Other products and services	2,198	2,494	7,534	7,813
Total operating revenue	$327,066	$333,326	$977,904	$1,005,507

Consolidated Communications Holdings, Inc.
Consolidated Revenue Trend by Category
(Dollars in thousands)
(Unaudited)

	Three Months Ended
	Q3 2020	Q2 2020	Q1 2020	Q4 2019	Q3 2019
Commercial and carrier:
Data and transport services (includes VoIP)	$90,153	$89,572	$89,572	$89,905	$88,756
Voice services	45,343	45,775	45,720	46,510	46,606
Other	10,909	10,406	11,712	12,500	11,828
	146,405	145,753	147,004	148,915	147,190
Consumer:
Broadband (VoIP and Data)	67,163	65,567	64,076	64,474	65,456
Video services	18,452	19,213	19,131	19,838	20,463
Voice services	42,775	43,121	43,176	44,238	45,487
	128,390	127,901	126,383	128,550	131,406

Subsidies	18,064	18,069	18,454	18,122	18,025
Network access	32,009	30,473	31,465	33,056	34,211
Other products and services	2,198	2,980	2,356	2,392	2,494
Total operating revenue	$327,066	$325,176	$325,662	$331,035	$333,326

Consolidated Communications Holdings, Inc.
Schedule of Adjusted EBITDA Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$14,582	$389	$44,140	$(14,109)
Add (subtract):
Income tax expense (benefit)	4,576	1,204	13,892	(5,719)
Interest expense, net	31,661	34,250	95,215	103,270
Depreciation and amortization	80,220	93,048	244,024	289,595
EBITDA	131,039	128,891	397,271	373,037

Adjustments to EBITDA (1):
Other, net (2)	35	1,141	(3,280)	13,840
Investment income (accrual basis)	(11,510)	(11,254)	(31,269)	(30,605)
Investment distributions (cash basis)	12,350	10,905	32,046	28,823
Pension/OPEB expense	(1,937)	483	(3,107)	3,690
Gain on extinguishment of debt	-	(1,121)	(234)	(1,370)
Non-cash compensation (3)	2,263	1,928	5,487	5,240
Adjusted EBITDA	$132,240	$130,973	$396,914	$392,655

Notes:
(1) These adjustments reflect those required or permitted by the lenders under our credit agreement.
(2) Other, net includes income attributable to noncontrolling interests, acquisition and non-recurring related costs, and certain miscellaneous items.
(3) Represents compensation expenses in connection with our Restricted Share Plan, which because of the non-cash nature of the expenses are excluded from adjusted EBITDA.

Consolidated Communications Holdings, Inc.
Schedule of Free Cash Flow Calculation
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$115,629	$85,375	$297,350	$248,637
Add (subtract):
Capital expenditures	(55,978)	(64,575)	(152,215)	(184,343)
Dividends paid	-	-	-	(55,445)
Proceeds from the sale of assets	904	140	6,977	14,343
Free cash flow	$60,555	$20,940	$152,112	$23,192

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio
(Dollars in thousands)
(Unaudited)

Sept. 30,
Summary of Outstanding Debt:	2020
Term loans, net of discount $4,533	$1,766,416
Senior unsecured notes due 2022, net of discount $1,486	439,023
Finance leases	18,273
Total debt as of September 30, 2020	2,223,712
Less deferred debt issuance costs	(6,057)
Less cash on hand	(99,719)
Total net debt as of September 30, 2020	$2,117,936

Adjusted EBITDA for the twelve months ended September 30, 2020	$527,799

Total Net Debt to last twelve months
Adjusted EBITDA	4.01x

Consolidated Communications Holdings, Inc.
Total Net Debt to LTM Adjusted EBITDA Ratio - Pro Forma
(Dollars in thousands)
(Unaudited)

Pro Forma
Sept. 30,
Summary of Outstanding Debt:	2020
Term loans, net of discount of $18,750	$1,231,250
Senior secured notes due 2028	750,000
Finance leases	18,273
Total debt	1,999,523
Less deferred debt issuance costs	(25,000)
Less cash on hand	(142,043)
Total net debt	$1,832,480

Adjusted EBITDA for the twelve months ended September 30, 2020	$527,799

Total Net Debt to last twelve months
Adjusted EBITDA - Pro Forma	3.47x

Notes:
Pro Forma net debt leverage ratio represents the effects of the refinancing and Searchlight Stage 1 investment of $350 million as if it was completed on September 30, 2020.

Consolidated Communications Holdings, Inc.
Adjusted Net Income (Loss) and Net Income (Loss) Per Share
(Dollars in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income (loss)	$14,582	$389	$44,140	$(14,109)
Integration and severance related costs, net of tax	-	2,761	31	10,931
Storm costs (recoveries), net of tax	6	-	(104)	(257)
Gain on extinguishment of debt, net of tax	-	(724)	178	(930)
Non-cash interest expense for swaps, net of tax	(187)	(152)	(568)	78
Other, tax	-	639	-	639
Non-cash stock compensation, net of tax	1,722	1,245	4,176	3,558
Adjusted net income (loss)	$16,123	$4,158	$47,853	$(90)

Weighted average number of shares outstanding	71,153	70,813	71,153	70,813
Adjusted diluted net income (loss) per share	$0.23	$0.06	$0.67	$-

Notes:
Calculations above assume a 23.9% and 35.4% effective tax rate for the three months ended and 23.9% and 32.1% for the nine months ended September 30, 2020 and 2019, respectively.

Consolidated Communications Holdings, Inc.
Key Operating Statistics
(Unaudited)

	Sept. 30,	June 30,	% Change	Sept. 30,	% Change
	2020	2020	in Qtr	2019	YOY

Voice Connections	794,333	809,457	(1.9%)	854,430	(7.0%)

Data and Internet Connections	792,211	791,203	0.1%	784,151	1.0%

Video Connections	77,854	80,053	(2.7%)	86,446	(9.9%)

Business and Broadband as % of total revenue (1)	75.9%	76.1%	(0.3%)	75.6%	0.4%

Fiber route network miles (long-haul, metro and FTTH) (2)	46,326	45,847	1.0%	37,359	24.0%

On-net buildings	13,202	12,882	2.5%	11,732	12.5%

Consumer Customers	562,587	569,148	(1.2%)	602,482	(6.6%)

Consumer ARPU	$76.07	$74.91	1.5%	$72.70	4.6%

Notes:
(1) Business and Broadband revenue % includes: commercial/carrier, equipment sales and service, directory, consumer broadband and special access.
(2) FTTH miles added to fiber route network miles beginning in Q2 2020, which were previously not included. Prior period amounts have not been restated to the current period presentation.